UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2012

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California		94065
(Address of principal executive offices)		(Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2012, iPass Inc.’s Board of Directors appointed Darin Vickery as iPass’ Principal Accounting Officer, effective January 1, 2013.

Mr. Vickery, 47, has been iPass’ Vice President and Controller since August 2012. From August 2010 to August 2012, Mr. Vickery served as iPass’ Director, Accounting Operations. From September 2009 to August 2010, Mr. Vickery was an accounting and auditing consultant to iPass. From 2000 to September 2009, Mr. Vickery was an independent consultant providing accounting, auditing, and financial consulting services to a number of public companies in Silicon Valley. Prior to that, Mr. Vickery spent ten years with PricewaterhouseCoopers LLC in its auditing and consulting practice areas. Mr. Vickery has been a certified public accountant (current status inactive) in the state of California since 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ William P. Garvey
	Name:	William P. Garvey
	Title:	Vice President, General Counsel and Secretary

Dated: December 20, 2012